EXHIBIT 4.1

SPECIMEN STOCK CERTIFICATE OF WEST SUBURBAN BANCORP, INC.

Authorized shares 15,000,000 without par value

This Certifies that                                                                                              is the owner of                                                                               full paid and non-assessable                                                    COMMON SHARES OF WEST SUBURBAN BANCORP, INC., transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the Seal of the Corporation,

this                                       day

of                            A.D.

[SPECIMEN]

SECRETARY	PRESIDENT

FOR VALUE RECEIVED,                hereby sell, assign and transfer unto                                                                                                                                                                                                                         Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated                           19

IN PRESENCE OF

THIS SPACE IS NOT TO BE

COVERED IN ANY WAY